Exhibit 99.1

SuRo Capital Corp. Fourth Quarter and Fiscal Year 2025

Investment Portfolio Update

Generated Meaningful Portfolio Liquidity and Distributed Capital During 2025

Committed $20.0 Million to TensorWave Investment Expanding Exposure to AI Infrastructure

NEW YORK, NY, January 12, 2026 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following update on its investment portfolio for the fourth quarter and fiscal year ended December 31, 2025.

“2025 was a strong year for SuRo Capital. Our performance was driven by growing recognition of the value created by our investments in AI and AI infrastructure companies and we believe this momentum positions us well as we enter 2026,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. “During the year, we generated meaningful liquidity from our portfolio, including through CoreWeave, which supported total distributions of $0.50 per share. These distributions reflect both the underlying strength of our holdings and our continued commitment to disciplined realizations, thoughtful reinvestment, and long-term value creation for our shareholders.”

Mr. Klein further emphasized, “Consistent with our strategy of providing shareholders access to category-defining AI and AI infrastructure companies prior to their entry into the public markets, as of year-end, we made a $20.0 million commitment to Magnetar Opportunity 2025-4 LP, a Magnetar-managed SPV invested in TensorWave, Inc. Subsequent to year-end, we funded the first $5.0 million of that investment and have committed to invest up to an additional $15.0 million upon the satisfaction of certain conditions. TensorWave is building next-generation AI infrastructure designed for large-scale, compute-intensive workloads, leveraging the latest AMD accelerators to deliver scalable, memory-optimized performance. We believe the company is well positioned to support increasingly complex AI training and inference requirements as demand for advanced infrastructure continues to grow.”

“Looking ahead, we remain focused on executing our conviction-driven, research-led investment approach, supporting transformative companies at critical stages of development, and continuing to generate long-term value for our shareholders. While we would typically provide a NAV range at this point, we are not doing so as we work diligently to confirm year-end portfolio company developments and financial information including the potential impact of financings currently in process. Consistent with prior years, we expect to report our fourth quarter and year-end 2025 results during the week of March 9th,” Mr. Klein concluded.

Investment Portfolio Update

As of December 31, 2025, SuRo Capital held positions in 35 portfolio companies – 32 privately held and 3 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions.

During the three months ended December 31, 2025, SuRo Capital exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity / Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
CW Opportunity 2 LP(2)	Various	15.3%	—	$9.0 million	$6.7 million
Forge Global, Inc.(3)	11/6/2025	70,530	$43.64	$3.1 million	$1.1 million
Rebric, Inc. (d/b/a Compliable)	10/16/2025	—	—	$-	$(1.0 million)
True Global Ventures 4 Plus Pte Ltd	10/31/2025	6.8%	—	$0.1 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	SuRo Capital retains approximately 68.1% of its investment in CW Opportunity 2 LP as of December 31, 2025.
(3)	As of November 6, 2025, SuRo Capital had sold its remaining Forge Global, Inc. public common shares.

Subsequent to year-end, through January 12, 2026, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is a special purpose vehicle invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of January 12, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

2025 Dividend Declarations

On July 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on July 31, 2025 to the Company’s common stockholders of record as of the close of business on July 21, 2025. The dividend was paid in cash.

On November 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on December 5, 2025 to the Company’s common stockholders of record as of the close of business on November 21, 2025. The dividend was paid in cash.

Certain Information Regarding the Dividends

The date of declaration and amount of any distributions, including any future distributions, are subject to the sole discretion of SuRo Capital’s Board of Directors.

The aggregate amount of distributions declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s distributions cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s distributions annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call Equiniti Trust Company, LLC at 800-937-5449.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its fourth quarter and fiscal year ended December 31, 2025 results during the week of March 9th.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public’s gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Deborah Kostroun

Zito Partners

SuRoCapitalPR@zitopartners.com